Exhibit 10.2

LONGS DRUG STORES CORPORATION
1995 LONG-TERM INCENTIVE PLAN
(As amended on February 25, 2003)

1.

PURPOSE

The purpose of the 1995 Long-Term Incentive Plan is to provide a means through which Longs Drug Stores Corporation, a Maryland Corporation, and its Subsidiaries, may attract and retain the employment of able persons and to provide a means whereby such persons can acquire and maintain stock ownership thereby strengthening their commitment to the welfare of the Company. A further purpose of the Plan is to provide key employees with incentive and reward opportunities designed to enhance the profitable growth of the Company.

2.

DEFINITIONS

The following definitions shall be applicable throughout the Plan:

a.    “Award” means, individually or collectively, any Option, Stock Appreciation Right (SAR), Restricted Stock Award or Performance Share Award.

b.    “Award Period” means a period set by the Committee for Performance Share Awards.

c.    “Board” means the Board of Directors of the Company.

d.    “Change in Corporate Control” except as may otherwise be provided in the Award agreement or other applicable agreement, means the occurrence of any of the following:

(1)  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who are not part of the same controlled group of the Company immediately prior to such merger, consolidation or other reorganization, and who directly or indirectly in the aggregate owned less than 25% of the Company’s combined voting power represented by the Company’s outstanding securities immediately prior to such merger, consolidation or other reorganization;

(2)  The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(3)  A change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the members of the Board (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of directors, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected, or nominated for election, as directors during such period by at least a majority of the directors described in clause (i)

who were still in office at the time such election or nomination was approved by the Board; or

(4)  The shareholders of the Company approve the dissolution or liquidation of the Company or the commencement by or against the Company of a case under the federal bankruptcy laws or any other proceeding under any other laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief or there is an involuntary dissolution of the Company; or

(5)  Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (“Exchange Act”)), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (v), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(A)  A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary of the Company;

(B)  A corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;

(C)  The Company; and

(D)  Longs Drug Stores California, Inc.

A transaction shall not constitute a Change in Corporate Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

e.    “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

f.    “Committee” means the committee of the Board appointed to administer the Plan as referred to in Section 4.

g.    “Company” means Longs Drug Stores Corporation.

h.    “Date of Grant” means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

i.    “Eligible Employee” means any person who satisfies the requirements of Section 6.

j.    “Fair Market Value” means the fair market value of a share of Stock, to be determined as follows:

(1)  For Options and SARs, it shall be the closing price on the New York Stock Exchange (“NYSE”) as reported in the Pacific Edition of the Wall Street Journal on a specified date.

(2)  For Performance Share Awards, it shall be the average of the closing prices of the Stock reported in the Pacific Edition of the Wall Street Journal on the NYSE for the 30 consecutive trading days prior to the “Valuation Date.” The “Valuation Date” for the purpose of granting Performance Share Awards shall be the first day of the year in which the Award is made. The “Valuation Date” for the purpose of Performance Share Payments shall be the first business day following the end of the Award Period.

(3)  If the Stock is not regularly traded on the NYSE, then “Fair Market Value” shall be determined by the Committee on a uniform basis in good faith.

k.    “Holder” means a person who has been granted an Option, an SAR, a Restricted Stock Award, or a Performance Share Award or who has succeeded to such Award.

l.    “Normal Retirement” means, unless the Award agreement or other applicable agreement provides otherwise, Termination by resignation of employment with the Company and any Subsidiary after attaining age 65 or Termination by resignation of employment with the Company and any Subsidiary after attaining age 55 with 10 or more years of employment with the Company or any Subsidiary. With respect to members of the Board who are not also employees of the Company or a Subsidiary, “Normal Retirement” shall have the meaning under the Board policy, if any, applicable to the Board.

m.    “Option” means an Award granted under Section 7 of the Plan.

n.    “Performance Share” means an Award granted under Section 9 of the Plan.

o.    “Plan” means this 1995 Long-Term Incentive Plan.

p.    “Restricted Stock Award” means an Award granted under Section 10 of the Plan.

q.    “ROE” means return on average shareholders’ equity which is defined as the Company’s consolidated net earnings, before extraordinary items, divided by the average of the shareholders’ equity at the beginning and end of the year, as set forth in the Company’s consolidated statement of earnings and balance sheet for such year. The Committee may, at its sole discretion, include or exclude any extraordinary or unusual items in calculation of ROE. “Average ROE” means, with respect to any one Award Period, the sum of the ROE’s achieved in each of the years of the Award Period divided by the number of years in the Award Period.

r.    “SEC” means the Securities and Exchange Commission.

s.    “Service” means employment with the Company or a Subsidiary or service as a member of the Board.

t.    “Stock” means Common Shares of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Section 12.

u.    “Stock Appreciation Right” (SAR) means an Award granted under Section 8, whether or not granted in conjunction with an Option.

v.    “Subsidiary” means any “subsidiary corporation” as defined in Code Section 424(f). Subsidiary also includes any entity of which the Company and/or one or more Subsidiaries own not less than 50%.

w.    “Termination” means, with respect to any person, ceasing to be an employee of the Company or any Subsidiary and a member of the Board. An individual who ceases to be an employee of the Company or a Subsidiary but remains (or becomes prior to such cessation) a member of the Board or who ceases to serve on the Board but remains (or becomes prior to such cessation) an employee shall not be treated as having had a Termination.

3.

EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

The Plan originally became effective on May 17, 1994, when the shareholders of the Company approved the Plan and authorized Awards under the Plan for a period of 10 years following such date. The Plan was amended effective on May 21, 2002, when the shareholders of the Company approved an extension for five years of the period during which Awards are authorized to be made under the Plan and was subsequently amended on August 20, 2002 (the “Prior Plan”). This Plan as amended and restated on February 25, 2003 (the “Restatement Date”) shall become effective only upon shareholder approval. The Prior Plan shall remain in effect pursuant to its terms until such shareholder approval. Following such shareholder approval and subject to the provisions of Section 13, Awards may be made under the Plan until ten years after the Restatement Date. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

4.

ADMINISTRATION

a.    COMMITTEE COMPOSITION. A Committee appointed by the Board shall administer the Plan. Unless the Board determines otherwise, the Board’s Compensation Committee shall be the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall consist either (i) of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Options to persons who are officers or directors of the Company under Section 16 of the Exchange Act or (ii) of the Board itself. The Committee shall comply with the requirements of Code Section 162(m) with respect to Awards intended to meet the qualified performance based compensation exception under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Eligible Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Eligible Employees and may determine all terms of such Awards. Notwithstanding the foregoing, the Board shall constitute the Committee with respect to Awards granted to directors who are not employees of the Company or any Subsidiary (“Non-Employee Directors”).

b.    AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(1)  selecting Eligible Employees who are to receive Awards under the Plan;

(2)  determining the type, number, vesting requirements and other features and conditions of such Awards;

(3)  interpreting the Plan;

(4)  making all other decisions relating to the operation of the Plan; and

(5)  establishing such plans or sub-plans under the Plan for the purpose of facilitating Awards to Eligible Employees who are not United States citizens or taxpayers.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

5.

GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS, AND PERFORMANCE SHARE AWARDS; SHARES SUBJECT TO THE PLAN

The Committee may, from time to time, grant Awards to one or more persons determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6; provided however that:

a.    TOTAL SHARES. Subject to Section 12, the aggregate number of shares of Stock made subject to Awards may not exceed 3,400,000 (which includes 1,400,000 shares previously authorized for issuance under the terms of the original Plan, as adjusted for changes in the Company’s capitalization). Subject to Section 12, no Eligible Employee shall receive Options and/or SARs during any fiscal year covering in excess of 500,000 shares of Stock (750,000 shares of Stock in connection with the individual’s initial employment).

b.    USE OF SHARES. Such shares shall be deemed to have been used in payment of Performance Shares and SARs only if actually delivered or the Fair Market Value equivalent of such shares is paid in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award.

c.    ELIGIBLE SHARES. Stock delivered by the Company in settlement under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

6.

ELIGIBILITY

Officers and key employees of the Company or a Subsidiary who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or any Subsidiary shall be eligible to be granted Awards under the Plan. Non-Employee Directors shall also be eligible to be granted Awards under the Plan.

7.

STOCK OPTIONS

One or more Options can be granted to any Eligible Employee. Options may be granted as Incentive Stock Options (“ISOs”) or nonqualified stock options. Only Eligible Employees employed by the Company or a “subsidiary corporation” of the Company as defined in Code Section 424(f) may be granted ISOs. Options shall be subject to the following terms and conditions:

a.    OPTION PRICE. The option price per share of Stock shall be set by the grant but in the case of ISOs shall in no instance be less than Fair Market Value on the Date of Grant. Notwithstanding the previous sentence, in the event Options are granted in a corporate transaction in replacement of options of another entity, the option price of such Options may be less than the Fair Market Value and the principles of Code Section 424 shall apply to replacement ISOs.

b.    FORM OF PAYMENT. At the time of the exercise of the Option, the option price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised, and at the discretion of and on terms acceptable to the Committee, by any other legal means.

c.    OTHER TERMS AND CONDITIONS. Each Option shall become exercisable in cumulative installments in such manner and within such period or periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement. No Option shall be exercisable after the expiration of ten years from the date it is granted. Except as set forth below, an Option shall terminate in the event of the Holder’s Termination.

Unless otherwise provided in the Stock Option Agreement, in the event of a Termination, the Holder shall have the right to exercise the Option for the following periods after such Termination, but only to the extent that the Option was exercisable at the date of the Termination and does not otherwise expire by its terms.

(1)  In the event of Normal Retirement, three years after the date of Termination.

(2)  In the event of (a) discharge by the Company or any Subsidiary (except for Cause) within two years after the date of a Change in Corporate Control, or (b) resignation of the Holder within the period commencing 180 days after the date of a Change in Corporate Control and ending two years from the date of a Change in Corporate Control, one year after the date of Termination.

(3)  In the event of the Holder’s Termination (except as provided in Section 7c(2) hereof) with the prior written consent of the Company or any Subsidiary or by the Company (or Subsidiary) without Cause, ninety (90) days after the date of such Termination. Such prior written consent may be given only by the Chief Executive Officer of the Company or any Subsidiary or any such officer delegated by the Chief Executive Officer (other than the resigning person) and must specify that it is given for the purpose of the Holder’s exercise of the Option.

(4)  In the event of (a) discharge by the Company or any Subsidiary with Cause (except as provided in Section 7c(2), hereof), or (b) resignation without the prior written consent of the Company or any Subsidiary, on the date of such discharge or resignation.

For purposes of this Plan, unless otherwise provided for in the Award agreement or other applicable agreement, “Cause” shall mean a commission of any act of fraud, embezzlement or dishonesty; any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Subsidiary); or any other intentional misconduct adversely affecting the business or affairs of the Company (or any Subsidiary) in a material manner. In the event of Holder’s Termination due to death, or death within three months of a Normal Retirement, the Option may be exercised for a period of one year after the date of Holder’s death or, if shorter, the remaining term of the Option.

d.    SPECIAL RULES GOVERNING INCENTIVE STOCK OPTIONS (ISOS). Notwithstanding the foregoing, any ISO granted under the Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

(1)  No individual will be granted an ISO if that individual owns stock of the Company or any of its Subsidiaries possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless the option price shall not be less than 110% of the Fair Market Value of such stock on the date such Option is granted and the Option by its terms is not exercisable more than five years from the date it is granted;

(2)  The aggregate Fair Market Value (determined at the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by any Holder during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000; provided, however, that all or any portion of an Option which cannot be exercised as an ISO because of such limitation shall be treated as a nonqualified stock option; and

(3)  An ISO that is exercised more than three months after the Holder ceases to be an employee of the Company or a “subsidiary corporation” (as defined in Code Section 424(f)) (one year if the termination of employment was due to “disability” (as defined in Code Section 22(e)(3)) shall be treated as a nonqualified stock option. Notwithstanding the foregoing, if the Holder of an ISO dies, the Option shall continue to be treated as an ISO.

e.    STOCK OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a “Stock Option Agreement” between the Company and the Holder of the Option containing provisions not inconsistent with the Plan as determined by the Committee, and shall be subject to the following additional terms and conditions:

(1)  Any Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the Stock Option Agreement.

(2)  Each Option shall cease to be exercisable, as to any share, when the Holder purchases the share or exercises a related SAR or when the Option lapses.

(3)  Leaves of absence, approved by the Company or a Subsidiary, shall not constitute the Termination of the Holder.

f.    EXPIRED OPTIONS. If any Options awarded under the Plan shall be forfeited, cancelled, or not exercised in full, the Stock subject to such Options may again be awarded under the Plan.

g.    TENDER OFFER OR MERGER. Notwithstanding any other provision, in the event of a public tender offer for all or any portion of the Stock or in the event that a proposal to merge, consolidate, or otherwise combine with, or sell all or a substantial portion of the assets of the Company or a Subsidiary to, another company is submitted for shareholder approval, the Committee may in its sole discretion declare any or all previously granted Options to be immediately exercisable.

h.    NON-EMPLOYEE DIRECTOR FEES. The Board, in its sole discretion, may permit a Non-Employee Director to elect to receive Options in lieu of director cash fees. Any such elections shall be subject to such rules and procedures as shall be determined by the Board in its sole discretion.

8.

STOCK APPRECIATION RIGHTS

Any Option granted under the Plan may include an SAR, either at the time of grant or by amendment. SARs may also be granted to an Eligible Employee independent of any prior or contemporaneous Option grant and shall be exercisable as provided therein without regard to any Option. In addition to such terms and conditions not inconsistent with the Plan as the Committee shall impose, SARs shall be subject to the following terms:

a.    RIGHT TO EXERCISE. An SAR granted with an Option shall be exercisable to the extent and only to the extent the Option is exercisable. An SAR not included in an Option shall have a “purchase price” ascribed thereto by the Committee in granting such SAR, which shall not be less than the Fair Market Value of the Stock on the Date of Grant.

b.    PAYMENT. An exercisable SAR shall entitle the Holder to surrender unexercised the SAR or the Option in which it is included, as the case may be, or any portion thereof, and, to receive in exchange therefore that number of shares of Stock having an aggregate Fair Market Value, as hereinafter defined, equal to the excess of the Fair Market Value of one share over the purchase price per share specified in such SAR or Option times the number of shares called for by the SAR or Option, or portion thereof, which is so surrendered.

The Committee shall be entitled to elect to settle the Company’s obligation arising out of the exercise of an SAR by the payment of cash or partially by the payment of cash and partially by the delivery of shares, the total value of which shall be in either case equal to the aggregate Fair Market Value of the shares it would otherwise be obligated to deliver. The Committee shall also have the right to place such limitations and restrictions on the obligation to make such cash payments or deliver shares under SARs as it, in its sole discretion, deems to be in the best interest of the Company. The Fair Market Value for SAR exercise purposes of shares shall be determined on the basis of prices on the trading day next preceding the date on which the SAR is exercised. To the extent that an SAR included in an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

c.    SPECIAL RULES GOVERNING SARS. An SAR not included in an Option shall be evidenced by an agreement between the Company and the Holder in a form approved by the Committee. Any SAR granted under the Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

(1)  The SAR will lapse no later than the underlying Option for SARs accompanying an Option or, for freestanding SARs, no later than 10 years from its Date of Grant;

(2)  An SAR accompanying an Option may be exercised only when the Fair Market Value of the Stock exceeds the option price of the Stock subject to the SAR.

d.    OTHER LIMITATIONS. An SAR shall be subject to such other limitations as the Committee shall impose.

9.

PERFORMANCE SHARES

One or more Awards of Performance Shares may be made to an Eligible Employee. Performance Shares shall be credited to a Performance Share account to be maintained for each such Holder. Each Performance Share shall be deemed to be the equivalent of one share of Stock of the Company. The Award of Performance Shares under the Plan shall not entitle the Holder to any interest in or to any dividend, voting, or other rights of a shareholder. The value of the Performance Shares in a Holder’s Performance Share account at the time of Award or the time of payment shall be the Fair Market Value at any such time of an equivalent number of shares of the Stock (subject to the limitation provided in Section 9c).

If any Performance Shares awarded under the Plan shall be forfeited, cancelled, or not paid out in full, such Performance Shares may again be awarded under the Plan. Shares of Stock delivered upon payment of Performance Shares may be either treasury shares, shares purchased for the account of the Holder or authorized and unissued shares, or any combination thereof.

a.    AWARD GRANTS. Grants of Performance Shares may be made by the Committee in any fiscal year during the term of the Plan. Such shares will be paid out in full or in part on the basis of the Company’s performance in terms of (i) ROE over the Award Period following the beginning of the Company’s fiscal year in which the Award is made as hereinafter set forth or (ii) such other criteria as determined by the Committee. In determining the size of Awards, the Committee shall take into account a Holder’s responsibility level, performance, potential, cash compensation level, and the Fair Market Value of the Company’s Stock at the time of Awards, as well as such other considerations as it deems appropriate. For purposes of meeting the qualified performance based compensation exception of Code Section 162(m), such criteria shall be based on one or a combination of the “Performance Goals.” Performance Goals may be any of the following: economic value added (“EVA”), operating income before provisions for LIFO accounting, taxes, contributions to the Company’s profit sharing plan, and executive bonuses; cash flow return on investment; sales revenue; operating cash flow; pre-tax earnings; earnings; profit; earnings before taxes; earnings before interest, depreciation, taxes and amortization; working capital; ROE; net income; operating income; revenue; earnings per share and stock price, stock price/earnings; return on assets (or total assets), return on earnings assets; operating expenses; selling, general and administrative expenses; inventory (or inventory turnover); debt; profit margin (net income/sales); accounts receivable (accounts receivable turnover, collection periods); writeoffs; cash; cost of goods sold; liquidity (current assets/current liabilities); and debt to equity.

Unless the Award agreement or applicable agreement provides otherwise, in the event there is a Termination of the Holder during an Award Period, payout would be as follows:

(1)  Normal Retirement. Payout would be at the end of the Award Period and prorated for service during the Award Period.

(2)  Resignation or discharge. For resignation with the prior written consent of the Company or a Subsidiary, the payout would be at the end of the Award Period and prorated for service during the Award Period. For resignation other than with such consent (and not constituting Normal Retirement) or for discharge with or without Cause, the Award would be completely forfeited.

(3)  Death or Disability. Payout would be at the end of the Award Period and prorated for service during the Award Period.

Subject to Section 12, no Eligible Employee shall receive Performance Shares during any fiscal year in excess of 300,000 Performance Shares (500,000 Performance Shares in connection with the individual’s initial employment). Awards cancelled or portions of Awards not paid out in full for any single Holder shall not be included for purposes of this limitation.

b.    RIGHT TO PAYMENT OF PERFORMANCE SHARES. Following the end of the Award Period, the Holder of a Performance Share shall be entitled to receive payment of an amount based on terms of the applicable Award agreement and the achievement of the performance measures for such Award Period, as determined by the Committee.

c.    FORM AND TIMING OF PAYMENT. No payment of Performance Shares shall be made prior to the end of an Award Period. Payment therefore shall be made as soon as practicable after the receipt of audited financial statements relating to the last year of such period. The payment to which a Holder shall be entitled at the end of an Award Period shall be a dollar amount equal to the Fair Market Value at the Valuation Date (as defined in Section 2j(2) hereof) of the number of shares of Stock equal to the number of Performance Shares earned and payable to him/her in accordance with Section 9b. Payment shall normally be made one-half in cash and one-half in Stock; however, the Committee may authorize payment in such other combinations of cash and Stock or all in cash or all in Stock, as it deems appropriate. Issuance of Stock shall be subject to the authorization of the Board.

The number of shares of Stock to be paid in lieu of cash will be based on the quotient of the portion of the payment not paid in cash and the Fair Market Value of a share of Stock on the date of entitlement.

d.    TENDER OFFER OR MERGER. Notwithstanding any other provision of the Plan, in the event of any public tender offer for all or any portion of the Stock or in the event that a proposal to merge, consolidate or otherwise combine with, or sell all or a substantial portion of the assets of the Company or a Subsidiary to, another company is submitted for shareholder approval, the Committee may in its sole discretion declare any Award Period ended as of a specific date and accelerate full payments of such awards accordingly.

10.

RESTRICTED STOCK AWARDS.

a.    RESTRICTION PERIOD TO BE ESTABLISHED BY THE COMMITTEE. One or more Awards of Restricted Stock may be made to an Eligible Employee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the “Restriction Period”) applicable to such Award which shall be not less than one (1) year. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee. In the event of a public tender offer for all or any portion of the Stock or in the event that any proposal to merge, consolidate or otherwise combine with, or sell all or a substantial portion of the assets of the Company or a Subsidiary to, another company is submitted for approval, the Committee may in its sole discretion change or eliminate the Restriction Period. Except as permitted above or pursuant to Section 12, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed.

b.    OTHER TERMS AND CONDITIONS. Subject to Section 12, no Eligible Employee shall receive Restricted Stock Awards during any fiscal year in excess of 300,000 shares of Stock (500,000 shares of Stock in connection with the individual’s initial employment). Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to enjoy all shareholder rights during the Restriction Period with the exception that:

(1)  The Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired and arrangements satisfactory to the Company for the satisfaction of applicable tax or other withholding shall have been made.

(2)  The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Stock during the Restriction Period.

(3)  A breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause an immediate forfeiture of the Restricted Stock Award, and any dividends withheld thereon.

(4)  Cash and stock dividends may be either currently paid or withheld by the Company for the Holder’s account until the Restriction Period expires. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

At the discretion of the Committee, Restricted Stock Awards may be granted, or their Restriction Periods may be based upon, criteria including the Performance Goals.

c.    FORFEITURE PROVISIONS. In the event there is a Termination of Holder during a Restriction Period, unless the Award agreement or other applicable agreement provides otherwise, an Award would be forfeited as follows:

(1)  Normal Retirement. The Award would be prorated for service during the period and would be received as soon as practicable following retirement.

(2)  Resignation or discharge. For resignation with the prior written consent of the Company or a Subsidiary, the Award would be prorated for service during the Award Period and received as soon as practicable following resignation. For resignation other than with such consent (and not constituting Normal Retirement) or for discharge with or without Cause, the Award would be completely forfeited.

(3)  Death or Disability. The Award would be prorated for service during the Award Period and received as soon as practicable following death or disability.

Dividends withheld by the Company on Restricted Stock that is forfeited shall be retained by the Company.

d.    PAYMENT FOR RESTRICTED STOCK. A Holder may or may not be required to make any payment for Stock received pursuant to a Restricted Stock Award.

e.    NON-EMPLOYEE DIRECTOR FORMULA AWARDS. Non-Employee Directors shall be eligible to receive restricted stock awards as described in this Section 7e from and after the date the Board has determined to implement this provision.

(1)  Upon the conclusion of each regular annual meeting of the Company’s shareholders following his or her initial election or appointment, each eligible Non-Employee Director who will continue serving as a member of the Board thereafter shall receive a restricted stock award of up to 5,000 shares of Stock (subject to adjustment under Section 12) or such lesser number of shares as may be determined by the Board. All Stock granted pursuant to this Section 10e shall vest with respect to one-third (⅓) of the shares on each of the first three (3) anniversaries of the date of grant, provided the individual has not sustained a Termination prior to each such vesting date.

(2)  All Stock granted to Non-Employee Directors under this Section 10e shall become vested in full in the event of a Change in Corporate Control with respect to the Company or upon a Non-Employee Director’s Normal Retirement.

(3)  All Unvested Stock granted to a Non-Employee Director under this Section 10e shall be forfeited on Termination (except for Normal Retirement).

In lieu of the restricted stock grants under this Section 10e, the Board in its discretion may elect to have the Formula Awards issued in the form of nonqualified stock options (with an option grant value equivalent to that of the restricted shares as determined by the Company’s stock option pricing model) with terms and conditions similar to those specified in this Section 10e.

f.    NON-EMPLOYEE DIRECTOR FEES. The Board, in its sole discretion, may permit a Non-Employee Director to elect to receive shares of Stock in lieu of director cash fees. Any such elections shall be subject to such rules and procedures as shall be determined by the Board in its sole discretion.

11.

GENERAL

a.    GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (“Act”), any of the shares of Stock issued under the Plan. If the shares issued under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

b.    TAX WITHHOLDING. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. Stock withholding may be permitted in the discretion of the Committee to cover minimum withholding requirements.

c.    CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary or limit the right of the Company or any Subsidiary to terminate an employee at anytime, with or without cause. A holder of any right hereunder to receive cash or Stock in respect of any Award shall have no rights other than those of a general unsecured creditor of the Company. Awards represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award.

d.    BENEFICIARIES. To the extent that the Committee allows beneficiary designations, any payment of Awards due under this Plan to a deceased Holder shall be paid to the beneficiary duly designated by the Holder in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Holder, payment shall be made to the Holder’s legal representative. A beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Committee.

e.    NONTRANSFERABILITY. Unless otherwise permitted in the Award agreement and then only to the extent allowable by applicable law, a person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged, or transferred except, in the event of a Holder’s death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution, or, for any Award other than an ISO (or an SAR granted in tandem with an ISO), pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

f.    INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him/her in connection with or resulting from any claim, action, suit, or proceeding to which he/she may be a party or in which he/she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him/her in satisfaction of judgment in any such action, suit, or proceeding against him/her. He/she shall give the Company an opportunity, at its own expense, to handle and defend the same before he/she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

g.    RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

h.    RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary.

i.    EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

j.    PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

k.    TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.

CHANGES IN CAPITAL STRUCTURE

Options, SARs, Restricted Stock Awards, Performance Share Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee as to the number and type (or class) and price per share of Stock or other considerations subject to such Awards in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Awards. In the event of any such change in the outstanding Stock, the aggregate number and type (or class) of shares available under the Plan (and pursuant to individual to Award limits) shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

13.

AMENDMENTS AND TERMINATION

The Board may at any time and for any reason terminate the Plan or, with the express written consent of a Holder for any changes that are detrimental to such Holder, cancel or reduce or otherwise alter his outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules. The Committee may permit Awards to be granted in exchange for the cancellation of other Awards. The Committee may permit the amendment of Awards, subject to the express written consent of a Holder for any changes that are detrimental to such Holder.

14.

GOVERNING LAW

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or applicable Award agreement.